                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

OccuLogix Holding, Inc.     --     Delaware corporation
OccuLogix ExchangeCo ULC    --     Nova Scotia unlimited liability company
OccuLogix, L.P.             --     Delaware limited partnership
OccuLogix Management Inc.   --     Delaware corporation
OccuLogix LLC               --     Delaware limited liability company